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                                                                    Exhibit 10.2


      AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANZIATION AND MERGER

         This Amendment No. 1 to the Agreement and Plan of Reorganziation and Merger, dated September 20, 2000 (the "Agreement") is made and entered into as of the 10th day of November, 2000, by and among SAFLINK Corporation, a Delaware corporation ("SAFLINK"); Jotter Technologies Inc., a Delaware corporation ("Jotter"); and the shareholders of Jotter listed on the signature pages hereto (collectively, the "Signing Holders").

WITNESSETH:

         WHEREAS, the parties entered into the Agreement for purposes of setting forth certain representations, warranties, and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger and the transactions related thereto;

         WHEREAS, the parties wish to modify the Agreement in the manner set forth herein;

         NOW, THEREFORE, the parties agree as follows:

1.       Section 1.1.   Section 1.1 of the Agreement is hereby amended to delete
the following definitions:

"List of Shares" is defined in Section 2.3(e)(ii)(A);

"Non-U.S. Holders" is defined in Section 2.6(b).

"Regulation D Investment Letter" is defined in Section 6.13(a)(ii).

"Regulation D Status Letter" is defined in Section 6.13(a)(ii).

"Regulation S Investment Letter" is defined in Section 6.13(a)(ii).

"Regulation S Status Letter" is defined in Section 6.13(a)(ii).

"Rule 501" is defined in Section 6.13(a)(ii).

"Rule 502" is defined in Section 6.13(a)(ii).

"Rule 903" is defined in Section 6.13(a)(ii).

"U.S. Holders" is defined in Section 2.6(a).

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         Section 1.1 of the Agreement is hereby amended to add the following definitions:

"Form S-4" is defined in Section 2.6

"Mindquake Agreements" is defined in Section 6.16.

2. Section 2.3(c) of the Agreement is hereby amended in its entirety to read as follows:

(i) In consideration of the Merger, SAFLINK shall issue 7,800,000 shares of SAFLINK Common Stock, which shares shall be allocated to the Holders and the holders of Mindquake. capital stock on a pro-rata basis in accordance with
Section 2.3(c)(ii).

(ii) Except for shares to be canceled pursuant to Section 2.3(b) hereof and Dissenting Shares as provided in Section 2.3(f), and subject to adjustment pursuant to Section 2.3(d), each share of Jotter Common Stock issued and outstanding (all shares of Jotter Common Stock not so excepted, the "Stock"), shall cease to be outstanding and shall be converted by virtue of the Merger and without any action on the part of the holders thereof (collectively, the "Holders") into the following respective number of shares of SAFLINK Common Stock and collectively, the "Merger Shares") as follows:

                  (A) in the case of each such share of Jotter Common Stock constituting the Stock, 0.5309266 (the "Exchange Ratio") shares of SAFLINK Common Stock.

                  Of the Merger Shares, a portion (the "Escrow Shares") in number equal to 100% of the Merger Shares issued to certain Holders identified in Schedule 2.3(c)(ii)(A) ("Indemnifying Holders") shall be issued in accordance with and subject to the terms of the Escrow Agreement in the names of Indemnifying Holders, but shall be delivered at the Effective Time to the Escrow Agent to be held and distributed in accordance with the provisions of Article IX hereof and the Escrow Agreement and subject to claims for indemnification pursuant to Article IX hereof.

3.       Section 2.3(d) is hereby amended in its entirety to read as follows:

         Adjustment of Exchange Ratio or Allocation. If, between the date of this Agreement and the Effective Time, the outstanding shares of SAFLINK Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the number of shares of SAFLINK Common Stock to be delivered pursuant to this Agreement shall be correspondingly adjusted. No adjustment shall be made in the Exchange Ratio or the number of shares of SAFLINK Common Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by Jotter from the date of this Agreement to the Effective Time as a

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result of any exercise, conversion or exchange of Jotter Options, Jotter
Warrants, Jotter Preferred Stock, or convertible notes of Jotter.

4.       Section 2.6 is hereby amended in its entirety to read as follows:

2.6 Registration. The Merger Shares shall be registered and issued pursuant to a registration statement on Form S-4 ("Form S-4") in accordance with the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder by the SEC. SAFLINK and the Affiliates listed on Schedule 6.8 shall be required to enter into the Registration Rights Agreement, in the form attached hereto as Exhibit 7.1(f).

5.       Section 2.7 is hereby amended in its entirety to read as follows:

         Alberta and British Columbia Resident Holders. The Merger Shares to be issued pursuant to Section 2.3 in connection with the Merger will be issued to Holders and the holders of MindQuake capital stock resident in Alberta ("Alberta Holders") and British Columbia ("B.C. Holders") pursuant to an exemption from applicable registration and prospectus requirements in reliance on sections 65(1)(p) and 107(1)(I) of the Securities Act (Alberta) and section 45(2)(9) and 74(1)(8) of the Securities Act (British Columbia). Subject to certain exceptions, the resale of the Merger Shares by Alberta Holders and B.C. Holders is subject to restrictions which restrictions may be set out as a legend on the certificates representing the Merger Shares.

6.       Section 3.5(b) is hereby amended in its entirety to read as follows:

         Jotter will prepare a balance sheet ("Closing Balance Sheet") in accordance with GAAP, applied on a consistent basis, two (2) days before the Closing Date. Such Closing Balance Sheet shall be delivered at Closing and notwithstanding the exceptions set forth in the penultimate sentence in Section 3.5(a), the Closing Balance Sheet shall not reflect liabilities (including accounting and legal expenses relating to the transactions contemplated hereby not to exceed $100,000) in excess of $2,100,000 in the aggregate.

7.       Section 3.27 is hereby amended in its entirety to read as follows:

         Reporting Status. Neither Jotter nor any of its Subsidiaries is, or is under any obligation to become, a reporting issuer or the equivalent in any Canadian territory or province.

8.       Section 3.28 is hereby amended in its entirety to read as follows:

         Knowledge. For purposes of this Agreement, the phrase "to the knowledge of" shall mean the actual knowledge of such Person.

9.       Section 3.29 is hereby deleted in its entirety.

10.      Section 5.8 is hereby amended by inserting "Except as provided in
Section 6.18 of the Agreement," before "neither Jotter nor any of its Subsidiaries..."

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11.      Section 6.13 is hereby amended in its entirety to read as follows:

Preparation of Form S-4 and Joint Proxy Statement; Shareholder Vote.

         (a) Form S-4 and Joint Proxy Statement. As promptly as practicable after the execution of this Agreement,

(i) SAFLINK and Jotter shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of Jotter's shareholders and SAFLINK's shareholders to be held to consider the approval and adoption of this Agreement and the Merger by Jotter's shareholders and SAFLINK's shareholders, and SAFLINK shall prepare and file with the SEC the Form S-4.

(ii) Each of SAFLINK and Jotter shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective for so long as necessary to complete the Merger. Jotter will use all reasonable efforts to cause the Proxy Statement to be mailed to Jotter's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. SAFLINK shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified to file a general consent to service of process) required to be taken under any applicable state or provincial securities laws in connection with the issuance of SAFLINK Common Stock in the Merger, and Jotter shall furnish all information concerning Jotter as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to ,or correspondence to the SEC or its staff with respect to the Form S-4 will be made by SAFLINK, or with respect to the Proxy Statement will be made by SAFLINK or Jotter, without providing the other party a reasonable opportunity to review and comment thereon. SAFLINK will advise Jotter promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the SAFLINK Common Stock issued in connection with the Merger for offering or sale in any jurisdiction of the United States and Canada in which any registered holder or beneficial holder of capital stock of Jotter has an address of record on the record date for determining the shareholders entitled to notice of and to vote on the principal terms of this Agreement and the Merger, or any request by the SEC for amendment of the Form S-4 or the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to Jotter copies of all correspondence and filings with the SEC with respect to the Form S-4. If at any time prior to the Effective Time any information relating to Jotter or SAFLINK, or any of their affiliates, directors or officers, should be discovered by Jotter or SAFLINK that should be set forth in an amendment or supplement to the Form S-4 or Proxy Statement, so that any of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of SAFLINK and Jotter.

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         (b) Jotter shall take all action necessary under all applicable Legal
Requirements to solicit the vote of the shareholders of Jotter entitled to vote upon the principal terms of this Agreement, the Plan of Merger and the Merger and will, as promptly as practicable, mail to each holder of capital stock of Jotter a copy of the Proxy Statement, a form of proxy, and such other documents as SAFLINK deems are necessary to comply with applicable law or are otherwise reasonably appropriate. Jotter shall use its best efforts to ensure that the Jotter Required Shareholder Vote will be obtained as promptly as practicable after the Proxy Statement is first sent to the shareholders of Jotter. Jotter shall ensure that the Jotter Required Shareholder Vote is obtained in compliance with all applicable Legal Requirements.

         (c) The Board of Directors of Jotter shall take all action necessary under all applicable Legal Requirements to solicit the vote of the shareholders of Jotter and to recommend (subject to no conditions or qualifications) that Jotter's shareholders approve the principal terms of this Agreement, the Plan of Merger and the Merger. The Proxy Statement shall include a statement to such effect. Neither the Board of Directors of Jotter nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to SAFLINK, the recommendation of the Board of Directors of Jotter that Jotter's shareholders approve the principal terms of this Agreement, the Plan of Merger and the Merger.

         (d) SAFLINK shall take all action necessary under all applicable Legal Requirements to solicit the vote of the shareholders of SAFLINK entitled to vote upon the principal terms of this Agreement, the Plan of Merger and the Merger and will, as promptly as practicable, mail to each holder of capital stock of SAFLINK a copy of the Proxy Statement, a form of proxy, and such other documents as Jotter deems are necessary to comply with applicable law or are otherwise reasonably appropriate. SAFLINK shall use its best efforts to ensure that the SAFLINK Required Shareholder Vote will be obtained as promptly as practicable after the Proxy Statement is first sent to the shareholders of SAFLINK. SAFLINK shall ensure that the SAFLINK Required Shareholder Vote is obtained in compliance with all applicable Legal Requirements.

12.      Section 7.1(f) is hereby amended to read as follows:

         Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Exhibit 7.1(f) shall have been executed and delivered by SAFLINK and the Affiliates listed on Schedule 6.8.

13.      Section 7.1(j) is hereby amended to read as follows:

         Canadian Securities Filings. To the extent required, SAFLINK has received discretionary relief or consents from applicable securities regulatory authorities in respect of the distribution of the Merger Shares to Alberta Holders and B.C. Holders.

14.      Section 7.1(q) is hereby amended to read as follows:

         Closing Balance Sheet. Jotter shall have prepared the Closing Balance Sheet in accordance with GAAP, applied on a consistent basis, two (2) days before the Closing Date.

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Such Closing Balance Sheet shall have been delivered at Closing and notwithstanding the exceptions set forth in the penultimate sentence in Section 3.5(a), the Closing Balance Sheet shall not reflect liabilities (including accounting and legal expenses relating to the transactions contemplated hereby not to exceed $100,000) in excess of $2,100,000 in the aggregate.

15.      Section 7.1 is hereby amended to add Section 7.1(u) to read as follows:

         (u) Alex Jones, Ltd Note. Jotter and Alex Jones, Ltd. shall have executed and delivered to SAFLINK an amendment to the promissory note with Alex Jones, Ltd., in the form attached hereto as Exhibit 7.1(u).

16.      Section 7.2(e) is hereby amended to read as follows:

         Opinions of Counsel. SAFLINK shall have received (i) an opinion dated the Closing Date of Titus, Brueckner & Berry, P.C., counsel to Jotter, in the form of Exhibit 7.2(e)(i); and (ii) an opinion dated the Closing Date of Shea Nerland Calnan, Canadian counsel to Jotter in the form of Exhibit 7.2(e)(ii).

17.      Sections  7.2(m) - (q) are hereby amended to read as follows:

         (m) Other Documents and Actions. The Termination Agreements described in Section 6.14 shall have been executed by all parties thereto and delivered to SAFLINK and shall be in full force and effect.
(n) Non-Compete Agreements. Signing Holders shall have executed and delivered to SAFLINK an Agreement Not to Compete in the form attached hereto as
Exhibit 7.2(n), respectively.
(o) Fairness Opinion. SAFLINK shall have received an opinion from H.C. Wainwright & Co., Inc. to the effect that the terms of the transactions contemplated herein are fair from a financial point of view to the shareholders of SAFLINK.
(p) Due Diligence. SAFLINK and the SAFLINK Representatives shall have received all information concerning the business, finances, properties and personnel of Jotter and its Subsidiaries reasonably requested by it and SAFLINK shall have determined to its sole satisfaction that the business, financial, legal, and technical aspects of Jotter are as represented by Jotter and no adverse fact or circumstance as determined in SAFLINK's sole discretion relating to the business, financial condition or operations of Jotter shall have come to the attention of SAFLINK as a result of such investigation.
(q) Effective Registration Statement. The Form S-4 shall have been declared effective by the SEC.

18. Effect. Except as otherwise set forth in this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

19. Governing Law. This agreement shall be governed by, construed under and enforced in accordance with the laws of the State of Delaware without regard to any conflict of law principles thereof.

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20.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                   SAFLINK CORPORATION



                                   By: /s/ Jeffrey P. Anthony
                                       Jeffrey P. Anthony
                                       Chief Executive Officer

                                   JOTTER TECHNOLOGIES INC.



                                   By: /s/ Glenn Argenbright
                                       Glenn Argenbright, President


                                   SIGNING HOLDERS

                                   /s/ Glenn Argenbright
                                   Glenn Argenbright, An Individual

                                   /s/ Robert Smibert
                                   Robert Smibert, An Individual


                                   /s/ Jodi L. Tessier
                                   Jodie Tessier, An Individual


                                   /s/ Kenneth J. Wilton
                                   Kenneth J. Wilton, An Individual


                                   /s/ Judy Wilton
                                   Judy Wilton, An Individual

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                                   Virgin Technologies Inc.


                                   By: /s/ Robert Smibert
                                   Name: Robert Smibert
                                   Its: President

                                   K & J Wilton Limited Partnership


                                   By: /s/ Kenneth J. Wilton
                                   Name: Kenneth J. Wilton
                                   Its: General Partner

                                   KJWILTON, INC.


                                   By: /s/ Kenneth J. Wilton
                                   Name: Kenneth J. Wilton
                                   Its

                                   Ken and Judy Wilton JT ROS


                                   By: /s/ Kenneth J. Wilton;
                                       /s/ Judy Wilton
                                   Name: Kenneth J. Wilton
                                         Judy Wilton

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EXHIBITS

Exhibit 2.1            Plan of Merger
Exhibit 2.2(b)         Surviving Corporation's Amended and Restated
                       Certificate of Incorporation
Exhibit 2.2(c)         Surviving Corporation's Bylaws
Exhibit 6.7(a)         Jotter Voting Agreement
Exhibit 6.7(b)         SAFLINK Voting Agreement
Exhibit 6.8            Jotter Affiliate Agreement
Exhibit 6.14           Termination Agreement
Exhibit 6.16           MindQuake Agreement
Exhibit 7.1(f)         Registration Rights Agreement
Exhibit 7.1(i)         Escrow Agreement
Exhibit 7.1(r)         Holder Lock Up Agreement
Exhibit 7.1(s)         Employee Lock Up Agreement
Exhibit 7.1(u)         Promissory Note
Exhibit 7.2(e)(i)      Form of Opinion of Titus, Brueckner & Berry, P.C.
Exhibit 7.2(e)(ii)     Form of Opinion of Shea Nerland Calnan
Exhibit 7.2 (n)        Non-Compete Agreements
Exhibit 7.3 (f)        Form of Opinion of Baker & McKenzie

SCHEDULES

Schedule 2.3 (c)(ii)(A)Indemnifying Holders
Schedule 3.1 (a)       Qualified Jurisdictions of Jotter and Subsidiaries
Schedule 3.2 (a)(i)    Signing Holders' Number of Shares
Schedule 3.2 (a)(ii)   Restrictions on Transfer
Schedule 3.2 (b)(i)    Jotter Common Stock subject to Restrictions
Schedule 3.2 (b)(ii)   Jotter Subsidiaries' capital stock subject to
                       Restrictions
Schedule 3.2 (c)       Jotter Equity Securities
Schedule 3.2 (d)       Jotter's and its Subsidiaries Shareholders
Schedule 3.2 (e)       Jotter Equity-Related Incentive Plans
Schedule 3.2 (f)(ii)   Accelerated Vesting of Jotter Options and Warrants
Schedule 3.2 (g)       Jotter Voting Agreements
Schedule 3.2 (h)       Prior Securities Issuance
Schedule 3.3           Equity Investments
Schedule 3.4           Required Consents
Schedule 3.5           Jotter Financial Statements Exceptions
Schedule 3.6           Business Changes
Schedule 3.7 (a)       Assets and Properties without Good Title
Schedule 3.7 (b)       Leased/Option to Purchase Real Property
Schedule 3.7 (e)       Required Permits, Consents and Approvals
Schedule 3.10 (a)      Directors, Officers, Employees, and Consultants
Schedule 3.10 (b)      Employment Contracts
Schedule 3.10 (c)      Employment Laws and Practices

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Schedule 3.11          Compliance with Law
Schedule 3.13          Litigation
Schedule 3.14          Contracts
Schedule 3.15 (a)      Contracts in Default
Schedule 3.15 (b)      Contracts in Material Default
Schedule 3.16          Customers
Schedule 3.17          Intellectual Property Disclosure
Schedule 3.18          Insurance
Schedule 3.19          Bank Accounts
Schedule 3.21          Certain Advances
Schedule 3.22          Related Parties
Schedule 3.23 (a)      Employee Benefit Plans
Schedule 3.23 (d)      Benefits Arrangements
Schedule 4.4           SAFLINK Capital Structure Obligations
Schedule 5.9           New Employees
Schedule 6.6           Treatment of Plans, Agreements and Options
Schedule 6.7 (a)       Jotter Majority Shareholders
Schedule 6.7 (b)       SAFLINK Majority Shareholders
Schedule 6.8           Affiliates
Schedule 6.14          Agreements to be Terminated
Schedule 6.16          MindQuake Shareholders
Schedule 7.1(s)        List of Employees Subject to Lock Up Agreement

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